EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) by OCM Xb CBL-E Holdings, LLC, a Delaware corporation, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of CBL & Associates Properties, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

Dated: January 21, 2026

OCM XB CBL-E HOLDINGS, LLC

By: Oaktree Fund GP, LLC
Its: Manager

By: Oaktree Fund GP, I L.P.
Its: Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE CAPITAL HOLDING, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory